UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 25, 2015

PETRONE WORLDWIDE INC.

(Exact name of Registrant as specified in its charter)

NEVADA	000-30380	87-0652348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2685 Hackney Road

Weston, Florida 3331

(Address of principal executive offices)

(855) 297-3876

(Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Settlement Agreement

On February 10, 2015, the Board of Directors of Petrone Worldwide Inc., a Nevada corporation (the "Company") authorized the execution of that certain settlement agreement dated February 10, 2015 (the "Settlement Agreement") with Victor Petrone, the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and sole member of the Board of Directors of the Company ("Petrone"), pursuant to which the Company agreed to settle the amount due and owing of $150,000 for September 1, 2014 through December 31, 2014 (the "Debt") by the issuance of its shares of restricted common stock at a per share price of $0.01.

On March 25, 2015, the Board of Directors and Petrone subsequently determined that it is in the best interests of the Company and its shareholders to rescind the Settlement Agreement in light of the availability of other settlement options and/or potential financing structures. Mr. Petrone has also agreed to forgive any past amounts that may be owed from October 1 to December 31st, 2014 Therefore, the Company and Petrone have agreed to rescind the Settlement Agreement and Petrone shall return the share certificate evidencing the 15,000,000 shares of common stock for cancellation and the shares will be returned to treasury.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRONE WORLDWIDE INC.

DATE: March 25, 2014	/s/ Victor Petrone Name: Victor Petrone Title: President/Chief Executive Officer

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